UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2015
Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Avenue, El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2015, Stamps.com Inc. (the “Company”) held its annual meeting of shareholders in El Segundo, California (“Annual Meeting”). As of April 17, 2015, the Company’s record date, there were a total of 16,363,292 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 15,760,768 shares of common stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

1. To elect two directors to hold office until the 2018 Annual Meeting of Stockholders;

2. To approve, on an advisory basis, our executive compensation;

3. To approve the 2014 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan; and

4. To ratify the appointment of Ernst & Young LLP as our independent auditors for 2015.

Votes regarding the election of the director nominees were as follows:

Nominees	For	Withheld	Broker Non-Votes
G. Bradford Jones	12,233,000	2,312,217	1,215,551
Lloyd I. Miller	13,091,159	1,454,058	1,215,551

Based on the votes set forth above, the director nominees were duly elected.

The proposal to approve, on an advisory basis, our executive compensation received the following votes:

For	Against	Abstain	Broker Non-Votes
10,171,112	4,135,993	238,112	1,215,551

Based on the votes set forth above, the stockholders advised that they were in favor of the executive compensation.

The proposal to approve the 2014 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan received the following votes:

For	Against	Abstain	Broker Non-Votes
10,718,293	3,793,576	33,348	1,215,551

Based on the votes set forth above, the stockholders approved the 2014 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2015 received the following votes:

For	Against	Abstain	Broker Non-Votes
15,690,798	47,064	22,906	—

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2015 was duly ratified.

Item 8.01	Other Events.

Stamps.com and Newell Rubbermaid Inc. (Newell) have each received a Request for Additional Information, or a "second request," from the United States Department of Justice (DOJ) in connection with the DOJ's review of Stamps.com's proposed acquisition of PSI Systems, Inc. (d/b/a Endicia) from Newell under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the Act). This second request from the DOJ is a standard part of the full regulatory process.

The transaction, which was announced March 24, 2015, is subject to satisfaction of customary closing conditions, including expiration or termination of the waiting period under the Act. The effect of the second request is to extend the waiting period imposed by the Act until 30 days after Stamps.com and Newell have substantially complied with the second request, unless that period is extended voluntarily by the parties or terminated sooner by the DOJ. Stamps.com and Newell are gathering information to respond promptly to the second request and are cooperating with the DOJ in connection with its review. Stamps.com expects the transaction to close in 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

June 23, 2015	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer